Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 13, 2007, accompanying the consolidated financial statements and schedule and management’s annual report on internal control over financial reporting included in the Annual Report of Healthcare Services Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the (i) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Option Plans of Healthcare Services Group, Inc. and subsidiaries, (ii) Registration Statement on Form S-8 (No. 333-92835) pertaining to the Employee Stock Purchase Plan and Deferred Compensation Plan of Healthcare Services Group, Inc. and subsidiaries, (iii) Registration Statement on Form S-8 (No. 333-101063), (iv) Registration Statement on Form S-8 (No. 333-46656), (v) Registration Statement on Form S-8 (No. 33-58765), (vi) Registration Statement on Form S-8 (No. 333-107467), (vii) Registration Statement on Form S-3D (333-108182), (viii) Registration Statement on Form S-8 (No. 333-127747) and (ix) Registration Statement on Form S-3 (No. 333-137713).

Edison, New Jersey
February 13, 2007

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Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors of
Healthcare Services Group, Inc.

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Healthcare Services Group, Inc. and Subsidiaries referred to in our report dated February 13, 2007, which is included in the Company’s annual report to security holders and incorporated by reference in Part II of this form. Our report on the consolidated financial statements includes an explanatory paragraph, which discusses a cumulative effect adjustment recorded as of January 1, 2006, and change in the method of accounting for share-based compensation in 2006, as discussed in Note 13 and Note 1 to the consolidated financial statements, respectively. Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II is presented for purposes of additional analysis and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Edison, New Jersey
February 13, 2007

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Healthcare Services Group, Inc. and Subsidiaries Schedule II—Valuation
and Qualifying Accounts
Years Ended December 31, 2006,
2005, and 2004

		Additions
	Balance—	Charged to	Charged to
	Beginning of	Costs and	Other		Balance—
Description	Period	Expenses	Accounts	DeductionsA	End of Period

2006
Allowance for Doubtful Accounts	$2,275,000	$622,000		$181,000	$2,716,000

2005
Allowance for Doubtful Accounts	$1,869,000	$1,425,000		$1,019,000	$2,275,000

2004
Allowance for Doubtful Accounts	$3,414,000	$3,700,000		$5,245,000	$1,869,000

A	Represents write-offs

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